EXHIBIT 10.1

October 3, 2014
Commonwealth Bank of Australia,
599 Lexington Avenue, 17th Floor
New York, NY 10022
Attn: Director, Project Finance

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among MDW Pan LLP, as Borrower, Commonwealth Bank of Australia, as Administrative Agent, Collateral Agent, Technical Agent and Initial Lender, and the other Lenders named therein from time to time. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

1.	Amendments

In accordance with Section 15.01 of the Credit Agreement, the Borrower hereby requests that the Majority Lenders and the Administrative Agent evidence their approval and consent to the following by signing the signature pages for such parties attached hereto:

(a)
The definition of “Availability Period” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “the Economic Completion Longstop Date” in clauses (a)(ii) and (b)(ii) thereof with the words “the initial Principal Repayment Date”.

(b)
The definition of “Calculation Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “the Anticipated Economic Completion Date” in clause (b) thereof with the words “the initial Principal Repayment Date”.

(c)	The definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by adding the following words after the last sentence thereto:

“For the avoidance of doubt, lease obligations arising under lease agreements for office space entered into in the ordinary course of business and on customary terms shall not constitute Indebtedness.”

(d)	The definition of “Principal Repayment Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “September 30, 2015” therein with the words “June 30, 2015”.

(e)	Section 2.05(a) of the Credit Agreement is hereby amended by replacing the table set forth therein with the following table:

Principal Repayment Date	Repayment Amount (in U.S.$ millions)
June 30, 2015	7.75
September 30, 2015	14.90
December 31, 2015	4.00
March 31, 2016	1.90
June 30, 2016	0.25
September 30, 2016	1.45
December 31, 2016	4.00
March 31, 2017	10.75

(f)
Section 7.01(b)(iii) of the Credit Agreement is hereby amended by adding the words “and (C) the U.S.$300,000 bond provided by or on behalf of the Borrower pursuant to the Fuel Supply Agreement, dated as of September 5, 2014, between the Borrower and Thomas Petroleum, LLC” immediately prior to the “;” in the last line thereof.

(g)	Section 12.01(t) of the Credit Agreement is hereby amended by adding the words “from and after the Economic Completion Date” immediately prior to the “;” in the last line thereof.

(h)	Section 14.04(b)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Secured Obligations due and payable to any Secured Party by the Borrower under or in connection with the Loan Documents;”

(i)	Schedule III (Risk Management Program) of the Credit Agreement is hereby replaced in its entirety with Schedule III attached hereto.

2.	Consents and Approvals

In accordance with Section 15.01 of the Credit Agreement, the Borrower hereby requests that the Lenders and the Administrative Agent evidence their approval and consent to the following by signing the signature pages for such parties attached hereto:

(a)
Following delivery of (i) the Construction Progress Report for the month of September 2014, including evidence in detail of the Cost to Complete Test identifying the amount of Base Equity and Additional Equity required to satisfy the Cost to Complete Test (the “Required Equity Amount”) and (ii) evidence of the amount of funds deposited in or credited to the Proceeds Account as of the date of such Construction Progress Report (the “Proceeds Account Balance”), in each case satisfactory to the Administrative Agent, the Borrower shall be permitted to make a one-time Restricted Payment from the Proceeds Account in an amount not to exceed the lesser of (x) the Proceeds Account Balance less the Required Equity Amount and (y) U.S.$2,500,000.

(b)
The Borrower delivered to the Administrative Agent and the Technical Agent on October 2, 2014 an updated Financial Model under the file name “Pan Gold Base Case Financial Model v5.xlsm” (the “Updated Financial Model”). The parties agree that the existing Development Plan shall be deemed to be updated to reflect the Updated Financial Model (the Development Plan as so updated, the “Updated Development Plan”). The Borrower hereby certifies that the Updated Development Plan and the Financial Model (i) were prepared in good faith by the Borrower, (ii) are based on assumptions that are consistent with the requirements of the Transaction Documents, the Agreement Approvals, the Project Approvals and Applicable Law and that the Borrower considers to be reasonable in light of the conditions existing as of the delivery of the Update Development Plan and the Updated Financial Model and (iii) represent the Borrower’s best estimate of the information set forth therein as of the date of such delivery. Solely with respect to the Updated Development Plan and the Updated Financial Model referenced herein, the Majority Lenders hereby consent to the foregoing certification being provided in lieu of the Officer’s Certificates contemplated by Sections 9.01(d)(i) and 9.01(e)(i) of the Credit Agreement and approve such Updated Development Plan and Updated Financial Model.

3.	Additional Covenants

The Borrower covenants and agrees that, without limitation to the terms and conditions set forth in the Credit Agreement, the Borrower will deliver to the Administrative Agent on or before November 30, 2014:

(a)
an updated Development Plan, which shall (i) require the certifications and approvals contemplated under Section 9.01(d), (ii) be prepared by the Borrower using reasonable efforts to maximize consistency of the mine production schedule and tighten tolerance with respect to daily mined tonnages and (iii) include a detailed leach pad stacking and leaching plan (the “Stacking and Leaching Plan”) reasonably acceptable to the Administrative Agent that (A) determines the optimum operating parameters based on anticipated equipment deliveries and construction schedules and (B) includes (1) the tonnage of ore that will be placed on the Project’s leach pad, (2) the general layout of the stacking sequence, including ramps, piping and headers, and a description of how the drip tube will be laid out, (3) a detailed schedule showing when ore will be stacked, when piping will be completed and when cells will go under leach and (4) other details reasonably requested by the Administrative Agent (including, without limitation, the amount of ore that can be under leach at any given time given pumping capacities and the amount of time each cell will be under leach); and

(b)	an updated Environmental Management Plan reflecting requests made by the Independent Engineer.

4.	Miscellaneous

This letter shall become effective as of the date first written above only upon receipt by the Borrower and the Administrative Agent of counterparts of (a) this letter executed by the Borrower, the Majority Lenders and the Administrative Agent and (b) the Consent and Reaffirmation attached hereto executed by each of the Guarantors, Guarantor Equity Pledgors and Equity Pledgors.

Upon the effectiveness of this letter, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as in effect after giving effect to this letter.

The Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and, except as otherwise waived in accordance with the terms hereof, are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter shall not, except as expressly provided herein, constitute a waiver of any provision of any of the Loan Documents.

In case any provision herein or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

This letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter by electronic means shall be effective as delivery of a manually executed counterpart of this letter.

This letter shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature pages follow]

MDW PAN LLP, as Borrower

By:	MDW Pan Holding Corp.,
its:	Managing Partner

By:	/s/ Bradley J. Blacketor
Name:	Bradley J. Blacketor
Title:	Treasurer

COMMONWEALTH BANK OF AUSTRALIA, as Administrative Agent and Lender

By:	/s/ Nicholas Rees
Name:	Nicholas Rees
Title:	Director